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                                                                    EXHIBIT 99.4

                                  PRESS RELEASE


                                                    [Genius Products, inc. LOGO]


NEWS RELEASE


CONTACT:

Trevor Drinkwater
Chief Executive Officer
Genius Products, Inc.
858-793-8840

Roger Pondel / Rosemary Moothart
PondelWilkinson Inc.
310-279-5980


               GENIUS PRODUCTS ANNOUNCES MANAGEMENT REORGANIZATION

         --COMPANY'S CEO TREVOR DRINKWATER NAMED TO BOARD OF DIRECTORS--


 SOLANA BEACH, CALIFORNIA - JULY 27, 2005 - Genius Products, Inc.
(OTCBB:GNPI), a producer and distributor of branded entertainment products sold in retail outlets nationwide, today announced a reorganization of its management team, including the election of Trevor Drinkwater, chief executive officer, to the board of directors.

         Drinkwater, 38, has been chief executive officer of Genius Products since February 2005, having joined the company as executive vice president in 2004. Previously, he was senior vice president of sales for Warner Home Video, where he led one of the nation's largest home entertainment sales forces.

         Commenting on the addition of Drinkwater to the board of directors, Charles Rivkin, co-chairman, said, "During his tenure with the company, Trevor has demonstrated excellent leadership, strategic and operational skills. We welcome his voice on the board of directors and look forward to working with him during this exciting time for the company."

         As part of the management reorganization, Drinkwater said that effective immediately, Michael Meader will step down as the company's president, Mark J. Miller will step down as the company's chief operating officer, and Klaus Moeller, founder and former chief executive officer, remains on the board of directors and will serve as a consultant to the company.


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Genius Products, Inc.
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         Meader joined the company in 1998 as executive vice president of distribution and was promoted to president in 2002. He was instrumental in transforming the company from its origin as International Trading and Manufacturing to Genius Products, in developing the initial Baby Genius concept and in laying the groundwork for the company's music business.

         These changes follow the promotion of Rodney Satterwhite to executive vice president, operations, and the recent addition of Shawn Howie as the company's chief financial officer and Michel Urich as general counsel. "The management reorganization is in keeping with the growth and development of Genius Products and its transition to a broader-based entertainment company," Drinkwater said.

         The company also reported that Bruce Pompan, managing director of the investment banking firm Cappello Capital Corp., has resigned from the board, and that Genius Products and Cappello Capital have agreed that Cappello Capital will continue to advise the company on a non-exclusive basis.

         Stephen K. Bannon, co-chairman of Genius Products, said, "The management reorganization enables the company to effectively pursue opportunities across a wider spectrum of entertainment products. At the same time, it facilitates achieving the objective of streamlining overhead expenses."


ABOUT GENIUS PRODUCTS, INC.
---------------------------

         Genius Products produces and distributes affordable entertainment products including DVDs and CDs. Its products are sold in retail outlets nationwide under well-known brands including AMC(R), TV Guide(R), Wellspring, IFILM(R), Sundance Channel Home Entertainment(TM), Bazooka(R), Jay Jay The Jet Plane(R), National Lampoon(R), The Twilight Zone(TM), Baby Genius(R), Tonka(R), My Little Pony(R), Curious George(R) and Paddington Bear(TM). Genius Products also licenses the Baby Genius brand to third-party companies for a variety of products including books, apparel and infant care products. Promotional partners include the world famous San Diego Zoo(R), Gerber(R), Fazoli's(R) and Child(R) Magazine.


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Genius Products, Inc.
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SAFE HARBOR STATEMENT
---------------------

         Except for historical matters contained herein, certain matters discussed in this news release are forward-looking statements. Such forward-looking statements, include, but are not limited to, further growth and development of the company, its ability to pursue opportunities across a wider spectrum of products and to streamline overhead expenses. The outcome of these statements may affect Genius Products' business, forecasts, projections and prospects, which may vary for many reasons, also including but not limited to, the timely development and acceptance of new products, the market demand for independent films and general market conditions. Other such risks and uncertainties include Genius Products' ability to grow its business, to obtain additional licenses, to meet anticipated release schedules and other matters, which are described in its filings with the Securities and Exchange Commission.

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